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                                                                   EXHIBIT 10.51

                       [CREDIT SUISSE FIRST BOSTON LOGO]

Irrevocable Standby Letter of Credit No. TS-07001786

Issue Date: October 3, 2001

BENEFICIARY:                          APPLICANT:

Crown Media Holdings, Inc.            Hallmark Cards, Incorporated
6430 S. Fiddlers Green Circle         2501 McGee, P.O. 419126 Mail Drop #339
Englewood, Colorado 80111             Kansas City, MO 64108
Attn: Mark Thompson                   Attn: General Counsel

                                      PLACE AND DATE OF EXPIRY:
                                      New York, NY
                                      August 31, 2002 subject to renewal
                                      as set forth herein, but in no event
                                      later than August 31, 2006

                                      AMOUNT:
                                      USD $150,000,000.00
                                      (One Hundred Fifty Million and 00/100 USD)

At the request and on the instruction of Hallmark Cards, Incorporated (the "Applicant"), we hereby establish our Irrevocable Standby Letter of Credit in favor of Crown Media Holdings, Inc. (the "Beneficiary") in the amount of $150,000,000.00 (One Hundred Fifty Million and 00/100 USD). This Letter of Credit is effective immediately and shall automatically expire at 4:00 p.m. local time in New York on August 31, 2002 unless renewed by us for an additional 12 month period from the then termination date and shall likewise be subject to termination on the new termination date unless renewed for one or more additional 12 month period(s) but not beyond August 31, 2006. It is a condition of this Letter of Credit that it shall be deemed automatically extended, without amendment for 12 months from the then termination date, unless at least 45 days prior to the then termination date we notify the Applicant and the Beneficiary at the addresses above and The Chase Manhattan Bank, as Agent, care of JP Morgan Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, CA 90067, Attention P. Clark Hallren, in writing by registered mail, return receipt requested, or by overnight receipted courier delivery, that we elect not to renew this Letter of Credit for any such additional period.

This Letter of Credit is subject to reduction from time to time upon receipt of a reduction certificate or reduction certificates executed on behalf of the Beneficiary and The Chase Manhattan Bank in the form of Annex C hereto.

Funds under this Letter of Credit will be made available to the Beneficiary against receipt by us of a sight draft in the form attached hereto as Annex A accompanied by a drawing certificate in the form of Annex B, presented for payment on a Business Day (as hereinafter defined), with all blanks appropriately completed and signed by a person purporting to be an authorized officer of the Beneficiary.

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                       [CREDIT SUISSE FIRST BOSTON LOGO]

We agree that all draft(s) drawn under and in compliance with the terms and conditions of this Letter of Credit shall be duly honored upon presentation to us at our office at Eleven Madison Avenue, New York, New York 10010, Attn: Trade Services Department, 10th Floor.

As used herein "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the city in which the office designated by us the location for presentation of a drawing is located are authorized or required to be closed.

Partial and multiple drawings are permitted under this Letter of Credit.

This Letter of Credit sets forth in full the terms of our obligations to the Beneficiary, and our undertaking shall not in any way be amended or amplified by reference to any documents, instruments or any agreement referred to herein or to which the Letter of Credit relates, and such reference, if any, shall not in any way be deemed to incorporate herein by reference any document, instrument or agreement.

If demand for payment made by the Beneficiary hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give the Beneficiary prompt written notice that the purported demand was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at the Beneficiary's disposal or are returning the same to the Beneficiary, as we may elect. Upon being notified that the purported demand was not effected in conformity with this Letter of Credit, the Beneficiary may attempt to correct any such nonconforming demand for payment to the extent that the Beneficiary is entitled and able to do so and within the validity of this Letter of Credit.

This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credit (1993 Revision) International Chamber of Commerce Publication No. 500, and to the extent not inconsistent therewith, the laws of the State of New York.

/s/ EMMA ARTUN                               /s/ DAVID SAUER
------------------------------             ------------------------------
Authorized Signature                       Authorized Signature
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                                                   ANNEX B
                                                   to
                                                   CREDIT SUISSE FIRST BOSTON
                                                   LETTER OF CREDIT
                                                   No. TS-07001786

                               DRAWING CERTIFICATE

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010
Attention: Trade Services Department, 10th Floor

      Re:   Irrevocable Letter of Credit No. TS-07001786

Ladies and Gentlemen:

      The undersigned individual, a duly authorized officer of Crown Media Holdings, Inc. (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to that certain Irrevocable Standby Letter of Credit No. TS-07001786, dated October 3, 2001 (the "Letter of Credit"), issued by Credit Suisse First Boston (the "Bank"), at the request of Hallmark Cards, Incorporated ("Applicant") in favor of the Beneficiary.

            1. The Beneficiary is entitled to make the drawing in the aggregate amount of $_____________ under the Letter of Credit.

            2. HC Crown Corp. has failed to fund pursuant to that certain Promissory Note dated as of December 14, 2001 whereby HC Crown Corp. has agreed to loan money to the Beneficiary (the "Note").

            3. The amount of the drawing being made by this Certificate when added to the amount of any other drawing made does not exceed the amount of the Letter of Credit as presently in effect.

            4. The amount of the drawing being made by this Certificate when added to the amount of any other drawing does not exceed the Maximum Amount as defined in the Note.

                                       or

                  The Beneficiary is entitled to make this drawing up to the Maximum Amount (as defined in the Note) because the Letter of Credit has not been renewed and is by its terms going to terminate within the next 45 days.


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      IN WITNESS WHEREOF, this Certificate has been executed this _____ day of
______________.

                                             CROWN MEDIA HOLDINGS, INC.


                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________


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